                                                PAGE 1
                                RENTECH, INC.
                          1331 17th Street, Suite 720
                            Denver, Colorado 80202


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD SEPTEMBER 19, 1996



     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Rentech, Inc., a Colorado corporation (the Company), will be held at the Guaranty Bank Building, 7th Floor Conference Room, 1331 17th Street, Denver, Colorado, on September 19, 1996 at 10:00 a.m. (local time) for the following purposes:

     1. To elect one director to the Company's Board of Directors to hold office for a three-year term and until his successor is elected and qualified;

     2.     To approve the Company's 1996 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of record of the common stock of the Company at the close of business on August 7, 1996 will be entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors

                                (signature)

                              Ronald C. Butz, Secretary

Dated: August 14, 1996





ALL OF THE SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                                PAGE 2
                                 RENTECH, INC.
                          1331 17th Street, Suite 720
                             Denver, Colorado 80202
                          (303) 298-8008


                               PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 19, 1996


     The accompanying proxy is solicited by the Board of Directors of Rentech, Inc. (the "Company") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Guaranty Bank Building, 7th Floor Conference Room, 1331 17th Street, Denver, Colorado, on September 19, 1996 at 10:00 a.m., local time, and at any and all adjournments thereof for the purposes set forth in the notice of annual meeting of stockholders. The Company anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to stockholders on or about August 16, 1996.

     Any stockholder giving such a proxy has the right to revoke the proxy at any time before it is voted by written notice to the secretary of the Company, by executing a new proxy bearing a later date, or by voting in person at the annual meeting. A proxy, when executed and not revoked, will be voted in accordance therewith. If no instructions are given, proxies will be voted
FOR the election of the nominees for director identified in this proxy statement, FOR approval of the new 1996 Stock Option Plan, and FOR all other proposals presented by management.

     All expenses in connection with the solicitation of proxies will be borne by the Company. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith. Certain directors, officers and employees of the Company not specifically employed for that purpose may solicit proxies without additional compensation by mail, telephone, facsimile transmission, telegraph or personal interview.

                     VOTING SECURITIES AND VOTING RIGHTS

     The close of business on August 7, 1996 has been fixed by the Board of Directors of the Company as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 10,534,994 shares of common stock, all of which are entitled to vote on the matters to come before the annual meeting. The common stock is the only class of equity securities of the Company currently outstanding.

     Each outstanding share of common stock entitles the holder to one vote. There are no cumulative voting rights. The presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the meeting, but, if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.
If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters specified herein to be voted upon. Any holder of shares represented by a proxy that has been returned properly signed by the stockholder of record will be considered present for the purpose of determining whether or not a quorum exists even if the proxy contains abstentions or broker non-votes.

                                                PAGE 3
                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has established the number of directors to serve on its Board of Directors as six. The directors are divided into three classes, each with staggered three-year terms of office. At each annual meeting of stockholders, the terms of two directors expire and nominees are elected to hold office for three-year terms to succeed the directors whose terms expire at the meeting. At this meeting, one director will be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999 and until the election and qualification of his successor.

     The two directors whose terms are expiring, Charles B. Benham and Dennis
L. Yakobson, are the Class II directors. Dennis L. Yakobson has been nominated by the Board of Directors for reelection. Dennis L. Yakobson has consented to serve as director, if elected, and the Board of Directors has no reason to believe that he will be unable to serve. The Board of Directors has not nominated another person for the second vacancy, but has begun a search for a qualified person to serve as a director. The Board believes that, in connection with the Company's plan to expand its business, it would be well served by a nominee with broad experience in business rather than a more limited engineering background. If the Board succeeds in attracting a qualified person, it expects to fill the remaining vacancy by appointment. Election requires the affirmative vote by holders of at least a majority of the shares voting on the matter, and the Board of Directors recommends a vote FOR the election of the nominee. In the absence of instructions to the contrary, shares represented by all proxies will be voted for the election of all such nominees. If for any reason any nominee is unable to serve, the Board of Directors may designate substitute nominees, in which event the shares represented by all proxies will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

     The Board of Directors does not have a standing nominating committee.
The Board selects director nominees and will consider suggestions by stockholders for names of possible future nominees delivered in writing to the Secretary of the Company on or before January 15 in any year. CMPS&F Pty Limited, an Australian engineering and construction management group that is a shareholder, and an investment group identified as RIG 86, are each entitled to have a nominee of their choice serve on the Board of Directors, subject to shareholder election. As of this date, these rights have not been exercised, and the Company has no indication that they will be exercised.
The Board has a stock option committee, consisting of Erich W. Tiepel and D. Barry McKennitt, whose primary function is to administer the Company's stock option plans and profit sharing plan. The committee met one time during 1995. All members attended that meeting. The Board has an audit committee, to assist the Board in fulfilling its responsibilities for financial reporting by the Company and to review the scope of the audit and the reports of the Company's independent auditors. Members of the audit committee are Mark S. Bohn and D. Barry McKennitt. The audit committee met one time during 1995. All members attended that meeting.

     During fiscal 1995, the full Board of Directors met seven times. No director attended less than 75% of the meetings.


     1996 Nominee for Election to the Board of Directors:

                                                         Director   Term to
Director's Name     Principal Occupation                  Since      Expire
- ------------------  --------------------                 --------    ------
Dennis L. Yakobson  President, Chief Executive Officer,    1981       1999
                    Chairman of the Board

     Dennis L. Yakobson, President, Chief Executive Officer, Director and Chairman of the Board--

     Mr. Yakobson, age 59, received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, with the final position held being that of contract administrator with responsibility for negotiation of prime contracts with governmental agencies. From 1969 to 1971 he was employed by Martin Marietta Corporation, Denver, Colorado (now Lockheed Martin Corporation) in a similar position, and from 1971 through 1975 was employed by Martin Marietta as marketing engineer in space systems. In 1975 he was employed by Wyoming Mineral Corporation in Denver as a contract admin-istrator. Shortly thereafter, he became group leader-land and was responsible for the direction of all activities in lease administration and for all in-house landmen. In 1976, he was employed by Power Resources Corporation, Denver, Colorado, a mineral exploration company, as vice president-land, secretary, treasurer, and a director. In 1979, he became a director and the secretary of Nova Petroleum Corporation also in Denver, Colorado, and in 1981 became its vice president of administration and finance. He resigned from Nova in November of 1983 to assume the presidency of the Company. Mr. Yakobson devotes his full time to the business of the Company. He serves as chairman of the board of directors of the Company.


     Continuing Class III Directors (with terms expiring in 1997):

     Erich W. Tiepel, Director--

     Dr. Tiepel, age 52, obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971. Dr. Tiepel has twenty-three years of experience in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies Group, Inc. ("RTG"), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been president of RTG since its inception. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. Dr. Tiepel has been a director of the Company since 1983.

                                                PAGE 5
     D. Barry McKennitt, Director--

     Mr. McKennitt, age 58, received a Bachelor of Science degree in Geological Engineering in 1959 and a Master of Science degree in Geology in 1962 from the University of Manitoba and a Masters Degree in Business Administration from Harvard University in 1964. He was employed from 1958 through 1963 by Imperial Oil, Atlantic Richfield and Mobil Oil Company in various capacities, including planning and evaluation, exploration research and exploration and development drilling. Mr. McKennitt was a consulting industrial economist in energy and resource economics from 1964 through 1969 with S.R.I. International in Menlo Park, California. From 1969 through 1971, he was a senior investment analyst for Investors Diversified Services in Minneapolis, Minnesota. In 1971, he joined The Boston Company, Boston, Massachusetts, where he became a senior vice president and group director in investment research and technology responsible for all energy and resource investments. In 1978, Mr. McKennitt founded and was elected president of Energy Associates, Inc., engaged in oil and gas investments and finance.
From 1989 to October 1992, he was also a vice president of Equitor North American Asset Management, Inc., the North American investment arm of
Standard Chartered Bank of London, UK. In October 1992, Mr. McKennitt was elected executive vice president and director of Constitution Management Company, Inc., a Boston, Massachusetts investment management company. Mr. McKennitt was a founding director of the National Association of Petroleum Investment Analysts for which he has been a past president, director and is an honorary life member. In 1995 he was elected Executive Director of the Association. From 1988 through 1994 he has also served on the advisory council of ITT Corporation, Sheraton Hotels division, and since 1991 he has been a member of the advisory council of Associated Luxury Hotels, Inc. In 1995 he served on the Resort Advisory Council of Hilton Hotels Corporation.
He is also a member of the Association for Investment Management and Research, The Boston Security Analysts Society and the Petroleum Analysts of Boston.
He has been a director of the Company since 1984.


     Continuing Class I Directors (with terms expiring in 1998):

     Mark S. Bohn, Vice President - Engineering, Treasurer, Assistant Secretary and Director--

     Dr. Bohn, age 45, received a Bachelors degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan, on research in bluff body aerodynamics, wind tunnel experimentation, flow visualization, and the fluid mechanics of engine intake ports. Since 1978 he has been employed by Midwest Research Institute at the Solar Energy Research Institute in Golden, Colorado, working on conversion of organic materials to liquid hydrocarbon fuels, high temperature applications of solar energy, power cycles for ocean thermal energy conversion, direct contact heat transfer and building heat transfer. Dr. Bohn is a registered Professional Engineer in Colorado and a member of the American Society of Mechanical Engineers. He has published several articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, solar thermal energy, and co-authored the textbook Principles of Heat Transfer, (West Educational Publishing). He has been an officer and director of the Company since its inception in 1981, and works part time on the business of the Company.

     Ronald C. Butz, Vice President, Chief Operating Officer, Secretary and Director--

     Mr. Butz, age 58, received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. In 1982, Mr. Butz became a shareholder, vice president and chief operating officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. He resigned these offices in December 1983. In 1984, Mr. Butz became president of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. In 1984, he also became a director of the Company. In October 1989, Mr. Butz was appointed a vice president of the Company, and in June 1990 he was appointed secretary of the Company, and in May 1996 he was appointed chief operating officer. Mr. Butz devotes his full time to the business of the Company.

     There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected.

     The Company has adopted a salary reduction simplified employee pension plan but presently has no other pension, retirement or similar plans. The Company has profit-sharing and stock option plans. It provides a medial reimbursement plan and life insurance coverage to officers and directors and may provide other benefits to officers and employees in the future. It may also compensate non-employee directors for attendance at board and committee meetings at a per diem rate to be determined plus reimbursement of actual expenses incurred in attending such meetings.



                                PROPOSAL NO. 2

                    ADOPTION OF THE 1996 STOCK OPTION PLAN

     The stockholders are asked to consider and vote upon a proposal to approve the 1996 Stock Option Plan (1996 Plan) which was adopted by the Board of Directors on May 23, 1996 subject to stockholder approval, to be effective on July 1, 1996. The primary provisions of the 1996 Plan are described in the following paragraphs.

     The Board of Directors believes that the 1996 Plan will help attract, retain and motivate the Company's key employees, directors and consultants, as well as achieve the goal of aligning management and stockholder interests, and is therefore in the Company's best interests.

     Adoption of the 1996 Stock Option Plan requires the affirmative vote of at least a majority of the shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the 1996 Plan.

Summary of the 1996 Plan:

     Shares Subject to the 1996 Plan. The aggregate number of shares of the Company's common stock that may be issued to grantees under the 1996 Plan is 500,000 shares. The shares may be unissued shares or treasury shares. The 1996 Plan provides for appropriate adjustment in the number of shares subject to the 1996 Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under a grant are not issued to the extent permitted prior to the expiration or forfeiture of the grant, then those shares would again be available for inclusion in future grants. No grant shall be made under the 1996 Plan after May 23, 2006, but awards granted prior to or on that date may extend beyond it.

     Administration. The 1996 Plan is administered by the stock option committee, the members of which meet the SEC definition of "disinterested directors" and the IRS definition of "outside directors." The stock option committee selects the participants, grants awards of stock options, establishes rules and regulations for the operation of the 1996 Plan and determines option terms, vesting schedules and number of shares subject to grants. With respect to any awards granted, other than those to executive officers and anyone else subject to Section 16 of the Securities Exchange Act of 1934, the stock option committee may delegate to the chief executive officer its authority to select the participants and determine option terms, vesting schedules and number of shares subject to each grant.

     Eligible Participants. All employees are considered responsible for contributing to the management, growth and profitability of the business of the Company, and all employees, directors, and consultants are eligible to be selected to receive grants under the 1996 Plan. As of July 1, 1996, there are six employees, three of whom are employee-directors and six directors who are eligible to receive stock option grants. If the Company achieves progress in its business plan to diversify, it anticipates hiring three to six additional employees during 1996. It is not possible to predict the number of employees who will be selected to receive grants under the 1996 Plan, and the number of grantees could vary from time to time. There are currently seven participants in the Company's 1990 Stock Option Plan and its 1994 Stock
Option Plan.

     Stock Options. Options granted under the 1996 Plan will be in the form of either incentive stock options (ISOs), which meet the requirements of
Section 422 of the Code, or nonqualified stock options (NSOs), which do not meet such requirements. Only employees may receive ISOs. The term of an option will be fixed by the stock option committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the stock option committee. The option exercise price is fair market value on the date of grant which is determined by the average of the closing bid and asked prices of a share of common stock on the date of grant if the date of grant is a trading date, or, if not, on the most recently completed trading date prior to the date of grant, as reported by Nasdaq. (On May 23, 1996, the average of the closing bid and asked prices of a share of common stock was $.50). The date of grant is the date on which the stock option committee grants an award or such other date as the stock option committee may designate at the time of the award. The grantee will pay the option price in cash or, if permitted by the stock option committee, by delivering to the Company shares of Common Stock already owned by the grantee that have a fair market value equal to the option exercise price.

     Code Limitations on Incentive Stock Options. The Code currently places the following limitations on the award of ISOs. No ISO may be granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding common stock unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant and the term of the ISO is no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any optionee in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations.

     Transferability of Awards. All stock options are non-transferable and may be exercised during the grantee's lifetime only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. No award of an option may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise), and any attempt to do so shall be null and void. ISOs will be non-transferable in accordance with the provisions of the Code.

     Termination of Employment. Vested options can be exercised for a period no longer than one year after the death or disability of the grantee. Unless an earlier date is fixed by the stock option committee at the time of grant, unvested portions of stock options immediately expire upon termination of employment for any other reason, but vested portions of the options may be exercised for up to three months following the termination, unless termi-nation is for cause. If the Company terminates employment for cause, all unexercised awards expire upon the termination. Termination of employment by a participant will not be deemed to occur upon: (i) transfer of a partici-pant among the Company and its subsidiaries; and (ii) a leave of absence for a Company-approved purpose. Termination of ISOs will be in accordance with the provisions of the Code.

     Conditions Upon Exercise of Stock Options. Shares of stock may not be issued or delivered upon exercise of a stock option until the optionee pays in full the exercise price and any required tax withholding and, if applicable, the completion of registration and listing of the shares or qualification as a private placement and the obtaining of any other required approvals.

     Federal Tax Consequences. There are no Federal income tax consequences to a participant or the Company upon the grant of an ISO or NSO. Otherwise, however, ISOs and NSOs are treated differently for income tax purposes.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods previously described, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of:
(i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price), or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.

The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirements previously described. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     Amendments and Discontinuance. The Board of Directors may amend, alter or discontinue the 1996 Plan, provided that any such amendment, alteration or discontinuance does not impair the rights of any grantee, without his or her consent, under any stock option previously granted. The Board of Directors may not, without shareholder approval, (i) increase the total number of shares reserved for issuance under the 1996 Plan, (ii) change the employees or class of employees eligible to participate in the 1996 Plan, or (iii) extend the maximum option period as provided in the 1996 Plan.

     Grants Made.  No grants have been made under the 1996 Plan.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information as of the record date by (i) all persons who own of record or are known to the Company to beneficially own more than 5% of the issued and outstanding shares of common stock, and (ii) by each director, each director nominee, each of the execu-tive officers named in the tables under "Executive Compensation" and by all executive officers and directors as a group:

                                                PAGE 10

                                                       Amount and                  Percent
                                                       Nature of                   of Class
                                                       Beneficial                  Based on
                             Positions and             Common Stock                Beneficial
Name and Address             Offices Held              Ownership (1)               Ownership

Charles B. Benham            Vice President            275,440 of record           2.6%
12878 W. 68th Avenue         and Director              (307,322 indirectly(2)
Arvada, CO 80004

Mark S. Bohn                 Vice President,           443,431 of record           4.2%
1614 Tamarac Drive           Treasurer, Assistant      (227,928 indirectly)(2)
Golden, CO 80401             Secretary and Director

Dennis L. Yakobson           President, Chief          404,354 of record           3.8%
8847 Norwich Street          Executive Officer and     (313,082 indirectly)(2)
Westminster, CO 80030        Director

Erich W. Tiepel              Director                  59,252 of record            (4)
2494 Houston Waring Cir.                               (263,106 indirectly)(2)
Littleton, CO 80120

Ronald C. Butz               Vice President, Chief     164,151 of record           1.6%
711 Marion Street            Operating Officer,        (676,754 indirectly)(2)(3)
Denver, CO 80218             Secretary and Director

D. Barry McKennitt           Director                  65,000 of record            (4)
415 Hayward Mill Road                                  (119,382 indirectly)(2)
Concord, MA 01742

James P. Samuels             Vice President-Finance    125,000 of record           1.2%
1331 17th Street, Ste. 720   Chief Financial Officer   (125,000 indirectly)(5)
Denver, CO 80202

Fuel Resources Development   Shareholder               723,710 of record           6.9%
   Co.
1225 17th St., #2100
Denver, CO 80202

CMPS&F Pty Ltd.              Shareholder               772,000 of record           7.3%
6 Albert Avenue
Chatswood, NSW Australia
   2057

All Directors and Officers   Officers and Directors    1,536,454 of record (3)     33.9%
   as a Group (7 persons)                              (2,032,574 indirectly)      (14.6% of
                                                                                   record)

(1)  Does not include shares of common stock issuable upon any exercise of any stock options that may hereafter be granted.
(2)  Includes shares of common stock underlying presently exerciable stock options and stock purchase warrants in the number indicated as owned indirectly.
(3)  Includes 369,432 shares of common stock held of record by his spouse as to which shares
     Mr. Butz disclaims beneficial ownership and shares of common stock underlying presently exercisable stock options and stock purchase warrants.
(4)  Less than one percent.
(5)  Shares of common stock underlying presently exercisable stock purchase warrants.
/TABLE

                                                       PAGE 11
                              EXECUTIVE OFFICERS OF THE COMPANY

     Certain information regarding the executive officers of the Company follows:

                                                                       Officer of the
Name                     Age     Positions Held With Company           Company Since
- -------------------      ---     ----------------------------------    -------------

Dennis L. Yakobson       59      President, Chief Executive Officer    1981
                                 Chairman of the Board

Charles B. Benham        59      Vice President-Research and           1981
                                 Development and Director

Mark S. Bohn             45      Vice President-Engineering,           1981
                                 Treasurer, Assistant Secretary
                                 and Director

Ronald C. Butz           58      Vice President, Chief Operating       1984
                                 Officer, Secretary and Director

James P. Samuels         49      Vice President - Finance, Chief       1996
                                 Financial Officer

     James P. Samuels, Vice President - Finance, Chief Financial Officer--

     Mr. Samuels, age 49, has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. He received a Bachelor's degree in Business Administration from Lowell Technological Institute, in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts, in 1972. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984. From December 1995 through April 1996, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, he served as chief financial officer, vice president-finance, treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served as president of a subsidiary of Top Source, Inc. during 1994 and 1995. From 1989 to 1991, he was vice president and general manager of the Automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, he was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany.

                                                PAGE 12
     The executive officers of the Company serve at the pleasure of the Board of Directors and do not have fixed terms. Executive officers generally are elected at the annual director meeting immediately following the annual stockholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

     There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.


                            EXECUTIVE COMPENSATION

Employment Contracts

     The Company employs Messrs. Yakobson, Benham and Butz, pursuant to employment contracts which extend through March 31, 1997. The contracts provide for annual cost of living adjustments.

     The contracts provide that the individuals will serve as president and chief executive officer, vice president-research and development, and vice president and chief operating officer, respectively, together with such duties, responsibilities and powers as the Board of Directors may reasonably specify. If the Company terminates employment early without cause, the contracts provide for continuation of salary for the remainder of the term or one year, whichever is more, as severance pay. No damages are payable by an employee to the Company if the employee terminates his employment before the end of the contract term. The contracts impose obligations of confidentiality as well as covenants not to compete with the Company for three years following termination of employment for any reason whatsoever.


Cash Compensation

     The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the chief executive officer and the four other highest paid executive officers of the Company as of the end of the Company's last fiscal year whose salary and bonus for such period in all capacities in which the executive officer served exceeded $100,000.

                                          Summary Compensation Table

                                                                           Long-Term Compensation
                                                                 --------------------------------------
                                    Annual Compensation           Awards                   Payouts
                             ----------------------------------   ----------------------   ---------
(a)                  (b)     (c)          (d)        (e)          (f)           (g)        (h)         (i)
                                                     Other        Restricted
Name and                                             Annual       Stock                     LTIP        All Other
Principal                                            Compen-      Award(s)      Options/    Payouts     Compen-
Position             Year    Salary($)    Bonus($)   sation($)    ($)           SARs(#)     ($)         sation($)
- ---------            ----    ---------    --------   ---------    ----------    -------     --------    ---------
Dennis L. Yakobson   1995    $102,486(1)  ---        ---          ---           79,382*     ---         ---
Chief Executive      1994     105,516     ---        ---          ---           59,382*     ---         ---
Officer              1993     100,488     ---        ---          ---           17,500      ---         ---

Ronald C. Butz,      1995    $ 98,934(2)  ---        ---          ---           79,382*     ---         ---
Vice President,      1994     108,868     ---        ---          ---           59,382*     ---         ---
Chief Operating      1993      97,020     ---        ---          ---           17,500      ---         ---
Officer

                                                 PAGE 13


Charles B. Benham    1995      98,934(2)  ---        ---          ---           79,382*     ---         ---
Vice President       1994     101,868     ---        ---          ---           59,382*     ---         ---
                     1993      97,020     ---        ---          ---           17,500      ---         ---

*     No stock options or SARs were granted to the executive officers during 1994 or 1995.  The figures shown result from extensions during 1994 and 1995 of the expiration dates of stock options previously granted.
(1)   1995 salary of $8,310 was deferred and has been converted into restricted shares of the Company's common stock.
(2)   1995 salary of $8,022 was deferred and has been converted into restricted shares of the Company's common stock.



Option/SAR Exercises and Holdings

     The following table sets forth information with respect to the named executives, concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the fiscal year December 31, 1995:


                       Aggregated Option/SAR Exercises
                in Last Fiscal Year and FY-End Option/SAR Values:
                                                         <D>                       <E>

                                                         Number of
                                                         Securities           Value of
                                                         Underlying           Unexercised
                                                         Unexercised          In-the-Money
                                                         Options/SARs         Options/SARs
                        Shares                           at FY-End (#)        at FY End ($)
                        Acquired          Value          Exercisable/         Exercisable/
Name                    on Exercise(#)    Realized($)    Unexercisable        Unexercisable
- ------------------      -------------     ----------     -------------        -------------

Dennis L. Yakobson      ---               ---            146,882(1)           $2,472(1)
Ronald C. Butz          ---               ---            146,882(1)           $2,472(1)
Charles B. Benham       ---               ---            146,882(1)           $2,472(1)

- ---------------
(1)  Exercisable.



Option/SAR Repricings

     There have been no adjustments or amendments to the exercise price of stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants or any other means during the last fiscal year ended December 31, 1995 of the Company, except that during 1995 the Company extended the expiration date of options to purchase 356,292 shares of the Company's common stock previously granted, at the then-market price, to officers and directors. The extensions of time within which to exercise the options are shown as grants of options in the following table:

                                                PAGE 14

                     Option/SAR Grants in Last Fiscal Year


                                                                                         Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                          Rates of Stock Price
                                 Individual Grants                                    Appreciation for Option Term
- ------------------------------------------------------------------------------------------------------------------
(a)                 (b)           (c)
                    Number of     % of Total                Market
                    Securities    Options/SARs   Exercise   Price
                    Underlying    Granted to     or Base    Date of
                    Options/SARs  Employees in   Price      Grant     Expiration
Name                Granted(#)    Fiscal Year    ($/Sh.)    ($/Sh.)*  Date         0%($)     5%($)     10%
- ------------------  ------------  ------------   --------   --------  ----------   -------   -------   -------

Dennis L. Yakobson  29,691*       6.1%           $.5052     $1.37     12/31/96     $20,550   $27,711   $29,744
                    29,691*       6.1%           $.5052     $1.37     3/1/97       $20,550   $27,771   $29,744
                    20,000        4.1%           $1.27      $1.27     4/6/00           -0-   $24,593   $26,478

Ronald C. Butz      29,691*       6.1%           $.5052     $1.37     12/31/96     $20,550   $27,771   $29,774
                    29,691*       6.1%           $.5052     $1.37     3/1/97       $20,550   $27,771   $29,774
                    20,000        4.1%           $1.27      $1.27     4/6/00           -0-   $24,593   $26,478

Charles B. Benham   29,691*       6.1%           $.5052     $1.37     12/31/96     $20,550   $27,771   $29,774
                    29,691*       6.1%           $.5052     $1.37     3/1/97       $20,550   $27,771   $29,774
                    20,000        4.1%           $1.27      $1.27     4/6/00           -0-   $24,593   $26,478

*  The expiration date of the option was extended; the options were granted.


Profit Sharing Plan

     The Company has adopted a profit-sharing plan for the benefit of all employees. The plan will be administered by a committee appointed by the board of directors. Awards by the committee to its members will be subject to approval by the disinterested members of the board of directors. Awards are discretionary and shall not aggregate an amount in excess of five percent of audited pre-tax earnings before depreciation, amortization and extraordinary income for the preceding fiscal year. However, bonuses are payable only if such pre-tax earnings exceed $500,000 for the year, a condition that has not yet been met.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Erich W. Tiepel, a director, owns 50 percent of Resource Technologies Group, Inc. The Company has contracted with Resource Technologies Group to conduct an environmental audit. Contract payments by the Company in 1994 were $149. There were no such payments in 1995.

     Mark S. Bohn, a director, performed engineering consulting services for the Company during 1995 in the amount of $11,976 and during 1994 in the amount of $8,904.


                        OTHER MATTERS TO BE VOTED UPON

     Management does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the proxy statement are property brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                   COMPLIANCE WITH SECTION 16(a)
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers and directors are required to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission as required under provisions of the Securities Exchange Act of 1934. Based solely on the information pro-vided to the Company by individual directors and executive officers, the Company believes that during the last fiscal year all directors and executive officers have complied with applicable filing requirements.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to audit the books, records and accounts of the Company for its 1996 fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

     A representative of BDO Seidman LLP is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial state-ments.


                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 annual meeting of Stockholders must be received by the Company on or before March 15, 1997, in order to be eligible for inclusion in the Company's proxy state-ment and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                    By Order of the Board of Directors

                                     (signature)

                                    Ronald C. Butz, Secretary
August 14, 1996

PROXY                          RENTECH, INC.                          PROXY
                        1331 17th Street, Suite 720
                          Denver, Colorado 80202

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Linda D. Kansorka and Charles B. Benham as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Rentech, Inc. held of record on August 7, 1996, by the undersigned at the annual meeting of shareholders to be held at the Guaranty Bank Building, 7th Floor Conference Room, 1331 17th Street, Denver, Colorado on September 19, 1996 at 10:00 a.m. local time, and at any adjourn-ment thereof.

1.  ELECTION OF DIRECTOR  /  /  FOR nominee listed below (except as marked to the contrary below.)

                          /  /  WITHHOLD AUTHORITY to vote for
                                nominee listed below.

     For a three-year term to 1999 and until his successor is elected and
qualified:   Dennis L. Yakobson

        (INSTRUCTION: Mark only one box. To withhold authority to vote for any individual nominee, write that nominee's name in the pace provided below.)

      -------------------------------------------------------------------

2.   /  /  FOR     /  /  AGAINST     approval of the 1996 Stock Option Plan.

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND FOR ALL OTHER PROPOSALS.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Dated:                                   , 1996
                                 --------------------------------

                         -------------------------------------------------


                         -------------------------------------------------
                                           Signature


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.